Exhibit 99.2

Helius Medical Technologies, Inc. Announces Pricing of $9.6 Million Underwritten Public Offering of Common Stock

NEWTOWN, Pa., November 10, 2021 – Helius Medical Technologies, Inc. (Nasdaq: HSDT) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced the pricing of an underwritten registered public offering of 1,204,375 shares of its common stock at a price to the public of $8.00 per share.

All of the shares of common stock to be sold in the offering will be sold by the Company. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 180,656 shares of its common stock at the public offering price less the underwriting discount.

The gross proceeds to the Company from this offering, before deducting underwriting discounts and commissions and offering expenses, but excluding any exercise of the underwriters’ option to purchase additional shares, are expected to be approximately $9.6 million. The offering is scheduled to close on or about November 12, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds from this proposed offering for funding operations, working capital and other general corporate purposes.

Ladenburg Thalmann & Co. Inc. is acting as the sole book-running manager for the offering.

The shares will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-236101) that was declared effective by the U.S. Securities and Exchange Commission (“SEC”), on February 6, 2020. The Company will file a final prospectus supplement with the SEC relating to such shares of common stock. Copies of the final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering may be obtained, when available, at the SEC’s website at www.sec.gov or by contacting Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th floor, New York, NY 10019  by email at prospectus@ladenburg.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNSTM). For more information, visit www.heliusmedical.com.

Forward Looking Statements

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “intends to,” “expect,” “will,” “goal,” “aim to” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s anticipated closing of the public offering and anticipated use of proceeds therefrom.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, the impact of general economic, industry or political conditions in the United States or internationally and other risks described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Investor Relations Contact:

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

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